Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 19, 2009 relating to the financial statements, financial statement schedules, and the effectiveness of internal control over financial reporting, which appears in the Consolidated Edison, Inc. Annual Report on Form 10-K for the year ended December 31, 2008. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP New York, New York February 23, 2009